AMENDMENT TO

THIRD PARTY SECURITIES LENDING RIDER

This Amendment (“Amendment”) to the Third Party Securities Lending Rider, dated June 18, 2018 as previously amended among J.P. Morgan Exchange-Traded Fund Trust on behalf of its series listed on Schedule A thereto severally and not jointly (each, a “Lender”), JPMorgan Chase Bank, N.A. (“J.P. Morgan”), and Citibank, N.A. (“Agent”), as amended (the “Rider”) is made and entered into on [ ], 2025 as approved by the Board on August [ ], 2026.

WITNESSETH:

WHEREAS, the parties entered into the Rider pursuant to which J.P. Morgan was appointed to provide certain Services described therein;

WHEREAS, the parties desire to amend Schedule A to the Rider as set forth herein.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereby agree as follows:

1. Definitions. Unless otherwise defined herein, defined terms used in this Amendment shall have the meaning ascribed to such terms in the Rider.

2. Amendments. The Rider shall be amended as follows:

(A) Schedule A to the Rider is hereby deleted in its entirety and replaced with Schedule A attached hereto.

(B) Save as modified by this Amendment, the Rider is confirmed and shall remain in full force and effect.

3. Representations. Each party represents to the other parties that all representations contained in the Rider are true and accurate as of the date of this Amendment, and that such representations are deemed to be given or repeated by each party, as the case may be, on the date of this Amendment.

4. Entire Agreement. This Amendment and the Rider and any documents referred to in each of them, constitutes the whole agreement between the parties relating to their subject matter and supersedes and extinguishes any other drafts, agreements, undertakings, representations, warranties and arrangements of any nature, whether in writing or oral, relating to such subject matter. If any of the provisions of this Amendment are inconsistent with or in conflict with any of the provisions of the Rider then, to the extent of any such inconsistency or conflict, the provisions of this Amendment shall prevail as between the parties. Each reference to the Rider shall hereafter be construed as a reference to the Rider as previously amended and further amended by this Amendment. Except as provided in this Amendment, the provisions of the Rider remain in full force and effect. No amendment or modification to this Amendment shall be valid unless made in writing and executed by each Party hereto.

5. Counterparts. This Amendment may be executed in any number of counterparts which together shall constitute one agreement. Each party hereto may enter into this Amendment by executing a counterpart and this Amendment shall not take effect until it has been executed by all parties.

6. Law and Jurisdiction. This Amendment shall be governed by, and construed in accordance with the laws of the State of New York.

IN WITNESS WHEREOF, the parties have executed this Amendment as of the date first above written.

JPMorgan Chase Bank, N.A.	J.P. Morgan Exchange-Traded Fund Trust
on behalf of its series listed on Schedule A hereto severally and not jointly

By:	By:
Name:	Name:
Title:	Title:

Citibank, N.A.

By:
Name:
Title:

SCHEDULE A

List of Lenders & Accounts

Fund Name	Custody Account Number
JPMORGAN DIVERSIFIED RETURN EMERGING MARKETS EQUITY ETF	[REDACTED]
JPMORGAN DIVERSIFIED RETURN INTERNATIONAL EQUITY ETF	[REDACTED]
JPMORGAN BETABUILDERS USD HIGH YIELD CORPORATE BOND ETF	[REDACTED]
JPMORGAN ULTRA-SHORT INCOME ETF	[REDACTED]
JPMORGAN ACTIVE USD EMERGING MARKETSBOND ETF	[REDACTED]
JPMORGAN DIVERSIFIED RETURN U.S. EQUITY ETF	[REDACTED]
JPMORGAN U.S. DIVIDEND ETF	[REDACTED]
JPMORGAN U.S. MINIMUM VOLATILITY ETF	[REDACTED]
JPMORGAN U.S. MOMENTUM FACTOR ETF	[REDACTED]
JPMORGAN U.S. QUALITY FACTOR ETF	[REDACTED]
JPMORGAN U.S. VALUE FACTOR ETF	[REDACTED]
JPMORGAN DIVERSIFIED RETURN U.S. MID CAP EQUITY ETF	[REDACTED]
JPMORGAN DIVERSIFIED RETURN U.S. SMALL CAP EQUITY ETF	[REDACTED]
JPMORGAN BETABUILDERS EUROPE ETF	[REDACTED]
JPMORGAN BETABUILDERS DEVELOPED ASIA PACIFIC ex-JAPAN ETF	[REDACTED]
JPMORGAN BETABUILDERS JAPAN ETF	[REDACTED]
JPMORGAN BETABUILDERS CANADA ETF	[REDACTED]
JPMORGAN BETABUILDERS MSCI US REIT ETF	[REDACTED]
JPMORGAN ULTRA-SHORT MUNICIPAL ETF	[REDACTED]
JPMORGAN MUNICIPAL ETF	[REDACTED]
JPMORGAN BETABUILDERS USD INVESTMENT GRADE CORPORATE BOND ETF	[REDACTED]
JPMORGAN BETABUILDERS U.S. AGGREGATE BOND ETF	[REDACTED]
JPMORGAN CORE PLUS BOND ETF	[REDACTED]
JPMORGAN BETABUILDERS U.S. EQUITY ETF	[REDACTED]
JPMORGAN BETABUILDERS INTERNATIONAL EQUITY ETF	[REDACTED]
JPMORGAN BETABUILDERS U.S. MID CAP EQUITY ETF	[REDACTED]
JPMORGAN EQUITY PREMIUM INCOME ETF	[REDACTED]
JPMORGAN INTERNATIONAL GROWTH ETF	[REDACTED]
JPMORGAN BETABUILDERS U.S. SMALL CAP EQUITY ETF	[REDACTED]
JPMORGAN SHORT DURATION CORE PLUS ETF	[REDACTED]
JPMORGAN ACTIVEBUILDERS EMERGING MARKETS EQUITY ETF	[REDACTED]
JPMORGAN INCOME ETF	[REDACTED]
JPMORGAN ACTIVE VALUE ETF	[REDACTED]
JPMORGAN INFLATION MANAGED BOND ETF	[REDACTED]
JPMORGAN INTERNATIONAL RESEARCH ENHANCED EQUITY ETF	[REDACTED]
JPMORGAN SMALL & MID CAP ENHANCED EQUITY ETF	[REDACTED]
JPMORGAN REALTY INCOME ETF	[REDACTED]
JPMORGAN NASDAQ EQUITY PREMIUM INCOME ETF	[REDACTED]
JPMORGAN ACTIVE GROWTH ETF	[REDACTED]

Fund Name	Custody Account Number
JPMORGAN ACTIVE CHINA ETF	[REDACTED]
JPMORGAN ACTIVE SMALL CAP VALUE ETF	[REDACTED]
JPMORGAN BETABUILDERS EMERGING MARKETS EQUITY ETF	[REDACTED]
JPMORGAN BETABUILDERS U.S. TREASURY BOND 20+ YEAR ETF	[REDACTED]
JPMORGAN BETABUILDERS U.S. TREASURY BOND 3-10 YEAR ETF	[REDACTED]
JPMORGAN BETABUILDERS U.S. TREASURY BOND 1-3 YEAR ETF	[REDACTED]
JPMORGAN LIMITED DURATION BOND ETF	[REDACTED]
JPMORGAN EQUITY FOCUS ETF	[REDACTED]
JPMORGAN HIGH YIELD MUNICIPAL ETF	[REDACTED]
JPMORGAN SUSTAINABLE MUNICIPAL INCOME ETF	[REDACTED]
JPMORGAN HEALTHCARE LEADERS ETF	[REDACTED]
JPMORGAN U.S. TECH LEADERS ETF	[REDACTED]
JPMORGAN INTERNATIONAL VALUE ETF	[REDACTED]
JPMORGAN GLOBAL SELECT EQUITY ETF	[REDACTED]
JPMORGAN ACTIVE BOND ETF	[REDACTED]
JPMORGAN HEDGED EQUITY LADDERED OVERLAY ETF	[REDACTED]
JPMORGAN ACTIVE DEVELOPING MARKETS EQUITY ETF	[REDACTED]
JPMORGAN FUNDAMENTAL DATA SCIENCE LARGE CORE ETF	[REDACTED]
JPMORGAN FUNDAMENTAL DATA SCIENCE MID CORE ETF	[REDACTED]
JPMORGAN FUNDAMENTAL DATA SCIENCE SMALL CORE ETF	[REDACTED]
JPMORGAN DIVIDEND LEADERS ETF	[REDACTED]
JPMORGAN ACTIVE HIGH YIELD ETF	[REDACTED]
JPMORGAN FLEXIBLE INCOME ETF	[REDACTED]
JPMORGAN NASDAQ HEDGED EQUITY LADDERED OVERLAY ETF	[REDACTED]
JPMORGAN U.S. RESEARCH ENHANCED LARGE CAP ETF	[REDACTED]
JPMORGAN INTERNATIONAL HEDGED EQUITY LADDERED OVERLAY ETF	[REDACTED]
JPMORGAN MORTGAGE-BACKED SECURITIES ETF	[REDACTED]
JPMORGAN FUNDAMENTAL DATA SCIENCE LARGE VALUE ETF	[REDACTED]
JPMORGAN FLEXIBLE DEBT ETF	[REDACTED]
JPMORGAN EQUITY AND OPTIONS TOTAL RETURN ETF	[REDACTED]
JPMORGAN 100% U.S. TREASURY SECURITIES MONEY MARKET ETF	[REDACTED]
JPMORGAN INTERNATIONAL DYNAMIC ETF	[REDACTED]
JPMORGAN CALIFORNIA TAX FREE BOND ETF	[REDACTED]
JPMORGAN EQUITY PREMIUM YIELD ETF	[REDACTED]
JPMORGAN FUNDAMENTAL DATA SCIENCE LARGE GROWTH ETF	[REDACTED]
JPMORGAN NASDAQ EQUITY PREMIUM YIELD ETF	[REDACTED]
JPMORGAN NEW YORK TAX FREE BOND ETF	[REDACTED]
JPMORGAN PREFERRED AND INCOME SECURITIES ETF	[REDACTED]
JPMORGAN MANAGED FUTURES PLUS ETF	[REDACTED]
JPMORGAN U.S. LARGE CAP VALUE PLUS ETF	[REDACTED]
JPMORGAN U.S. ANALYST ETF	[REDACTED]
JPMORGAN ALL COUNTRY RESEARCH EHANCED EQUITY ETF	[REDACTED]

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